Exhibit 10.3

                                    AGREEMENT

      THIS AGREEMENT is made and entered into as of the 15th day of June, 2001 by and between Ambient Corporation, a Delaware corporation (hereinafter "Ambient" or the "Company") and TABAY Holdings, L.L.C., a Delaware limited partnership ( hereinafter the "Finder").

                               W I T N E S S E T H

WHEREAS, the Company, or its affiliates, is in the business developing and marketing various power line telecommunication products and components;

WHEREAS, the Finder is engaged by the Company, for a period terminating on June 30, 2001, as the Company's finder for the private placement of the Company's securities to accredited investors (the "Services");

      WHEREAS, the Company desires remunerate the Finder in full for the Services on the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Finders Fee. For Services rendered hereunder, and in full and final payment thereof, the Company hereby issues to the Finder, 250,000, shares of the Company's Common Stock par value $0.01 (the "Shares").

2. Representations of Finder Respecting the Shares.

      2.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law (including transfers made pursuant to an effective registration statement as provided for hereunder), Finder agrees that it will not transfer any of the Shares.

      2.2 Not for Resale. Finder represents that it is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Finder agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Shares unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for Finder shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act, except where such sale or transfer may be effected under Rule 144 of the Rules and Regulations promulgated under the Securities Act and no opinion is necessary to enable such sale or transfer.

      2.3 Certain Permitted Transfers. Notwithstanding the general prohibition on Transfers contained herein, the Company acknowledges and agrees that any Transfer in a private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

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3. Registration

      The Company agrees that if, at any time and from time to time the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a " Registration Statement") under the Securities Act other than a registration statement on Form S-8 (or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will include in the securities covered by such Registration Statement all Shares issuable pursuant to the terms of this Agreement. The Finder's rights hereunder shall be subject to the Finder's compliance with the conditions or restrictions, if any, including without limitation, lock-ups, required by an underwriter (in the case of an underwritten offering) and any restrictions or lock-ups required by an existing shareholder (in the case of an amendment to a currently effective registration statement).

4. Proprietary Information.

      4.1 The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Finder prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Finder or similar agreements by other Company consultants or employees, (c) shall have been received by the Finder from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Finder.

      4.2 The Finder agrees to hold in trust and confidence all Information disclosed to it and further confirms that it will not exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

      4.3 The Finder acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

5. General Provisions

      5.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

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      5.2 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Finder relating to the subject thereof.

      5.3 Finder acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Finder is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

      5.4 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Ambient Corporation                         TABAY Holdings, L.L.C.


By: /s/ Mark S. Isaacson                    By:  /s/ Timothy F. Sylvester
   ----------------------------                -------------------------------

Title: Chief Executive Officer              Title: Authorized Member